Exhibit 4.8

BIOLASE + 250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson LLC Telephone800-561-3991 THE SUBSCRIPTION RIGHTS CERTIFICATE FOR SHARES OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON [DATE] (“Expiration Date”) IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD. THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase up to [•] shares of Common Stock, with a par value of $0.001 per share, of BIOLASE, Inc., a Delaware corporation, at a subscription price of [•] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (“Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate. THE SUBSCRIPTION RIGHT IS NON- TRANSFERABLE Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to Computershare will be accepted, except that holders of Rights who are residents of Canada may make payment in United States dollars by check drawn on a bank located in Canada. Please reference your rights card control number on your check. For a more complete description of the terms and conditions of this Rights Offering, please refer to the Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from the information agent, Georgeson LLC, at [number]. You are encouraged to contact Georgeson LLC if you have any questions concerning this Rights Offering. Holder ID COY Class Rights Qty Issued Rights Cert # Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) ACTIVE 225584230v.3 02IKZ R T 2 +

To subscribe for your primary shares please complete line “A” on the card below. To subscribe for any over-subscription shares please complete line “B” below. Please Note: Only Record Date holders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Right. Payment of Shares: Full payment for both the primary and over-subscription shares must accompany this subscription. Please reference your rights card control number on your check. If the aggregate Subscription Price paid by a Record Date holder is insufficient to purchase the number of shares that the holder indicates are being subscribed for, or if a Record Date holder does not specify the number of shares to be purchased, then the Record Date holder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Right to purchase shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date holder exceeds the amount necessary to purchase the number of shares for which the Record Date holder has indicted an intention to subscribe, then the Record Date holder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Right to the full extent of the excess payment tendered. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT BY CALLING TOLL-FREE AT [NUMBER]. Please complete all applicable information and return to the Subscription Agent: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: By Registered, Certified or Express Mail, or Overnight Courier: Computershare Computershare c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 250 Royall Street Providence, RI 02940-3011 Suite V Canton, MA 02021 A. Exercise of Primary Subscription Rights ([*] Rights = [*] Share): X $[TBD] per Share = $__________(Cost for Primary Subscription shares payable in United States Dollars) (shares) B. Exercise of Over Subscription: X $[TBD] per Share = $__________(Cost for OverSubscription shares payable in United States Dollars) (Shares) SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Company may exercise any of the remedies provided for herein or in the Prospectus Supplement. DELIVERY OF THIS FORM OF EXERCISE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.